Exhibit 99.1

NEWS
For Immediate Release

FCC GRANTS GLOBALSTAR AUTHORITY
TO OPERATE SECOND-GENERATION SATELLITE CONSTELLATION OVER THE UNITED STATES

Covington, LA. --  (March 21, 2011) – Globalstar, Inc. (NASDAQ:GSAT), a leading provider of mobile satellite voice and data services to businesses, governments and consumers, today announced that the International Bureau of the Federal Communications Commission (FCC) has granted Globalstar authority to operate its second-generation satellites within the United States.  This authority will become effective once Globalstar completes registering the constellation with France, which is expected to occur in the near future.

Globalstar successfully launched the first six satellites of its second-generation constellation on October 19, 2010.  Four of these satellites are now operational and providing revenue bearing services with the remaining two satellites from the first launch expected to reach their operational planes shortly.  As permitted by the Commission’s decision, once the French registration process is completed, Globalstar will immediately activate its ground and mobile stations in North America to begin communicating with the new satellites, thus improving coverage availability for Globalstar voice and duplex data customers in the United States, Canada, Northern Mexico, Puerto Rico and the surrounding regions. The four new operational satellites have previously been providing improved coverage for Globalstar customers throughout the remainder of the Company’s global coverage footprint.

Last week Globalstar announced it had taken delivery of six new second-generation satellites which the Company expects to launch in May.  Globalstar plans to conduct two additional launches of six satellites per launch within 60-90 days following the previous launch.  All three launches will utilize the highly reliable Soyuz launch vehicle, and each will be conducted from the Baikonur Cosmodrome in Kazakhstan.

About Globalstar, Inc.
With over 425,000 subscribers, Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, the SPOT Satellite GPS Messenger and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

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For further media information:
Globalstar, Inc.
Dean Hirasawa
(408) 933-4006
Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release contains certain statements such as, “Last week Globalstar announced it had taken delivery of six new second-generation satellites which the Company expects to launch in May.  Globalstar plans to conduct two additional launches of six satellites per launch within 60-90 days following the previous launch,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K as amended by our Current Report on Form 8-K filed June 17, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.